Exhibit 99.1

SYSCO THIRD QUARTER RESULTS DELIVERED MARKET SHARE GAINS & GROWING PROFITABILITY; FISCAL YEAR 2022 GUIDANCE RAISED

HOUSTON, May 10, 2022 - Sysco Corporation (NYSE: SYY) today announced financial results for its 13-week third fiscal quarter ended April 2, 2022.

Key highlights for the third quarter of fiscal year 2022:

•	Robust consumer and customer away-from-home demand in late February and March, as Sysco’s resilient business snapped back from the impact of Omicron;

•	Meaningful market share gains in the U.S. and International Segments based on Sysco’s Recipe for Growth strategy;

•

Significant volume improvements, with U.S. Broadline volume up 18.8% versus the same period in fiscal year 2021, with our U.S. Foodservice segment surpassing fiscal year 2019 total case levels in the comparable quarter;

•	Growing gross profit per case across all segments, reflecting successful efforts to manage product and fuel inflation; and

•	Growing enterprise profitability, effectively managing costs and continuing to reinvest back into the business.

“Sysco delivered strong results this quarter, reflecting sequential top-line improvements and accelerating market share gains. Our share gains in the U.S. and International segments continue to accelerate and demonstrate the impact of our Recipe for Growth strategy on our business. Additionally, our teams made significant improvements in operating expenses leverage, with lower snap back costs, encouraging progress in our operations productivity performance and continued re-investments to drive profitable growth,” said Kevin Hourican, Sysco’s president and chief executive officer. “Our profit performance this quarter exceeded our expectations and demonstrates the progress we are making in advancing our strategy. I want to thank our associates for the change they are driving to enable Sysco to better serve our customers.”

Additional key financial results for the third quarter of fiscal year 2022 included:

•	Sales increased 42.9% versus the same period in fiscal year 2021 and increased 15.3% versus the same period in fiscal year 2019;

•	U.S. Broadline volume increased 18.8% versus the same period in fiscal year 2021 and decreased 3.5% versus the same period in fiscal year 2019;

•	Gross profit increased 42.0% to $3.0 billion, as compared to the same period last year, and increased 9.4%, as compared to the same period in fiscal year 2019;

•

Operating income increased 110.1% to $495.7 million, and adjusted[1] operating income increased to $575.4 million, as compared to the same period last year, while operating income decreased 6.4% and adjusted[1] operating income decreased 7.2%, as compared to the same period in fiscal year 2019;

[1]

Adjusted financial results, including adjusted operating income (loss) and adjusted earnings per share (EPS), are non-GAAP financial measures that exclude certain items, which primarily include acquisition-related costs, restructuring costs, transformational project costs, adjustments to our bad debt reserve specific to aged receivables existing prior to the COVID-19 pandemic and a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory. Specific to adjusted EPS, this year’s Certain Items include losses on the extinguishment of debt and the impact of an increase in reserves for uncertain tax positions. The fiscal 2021 third quarter and first 39 weeks Certain Items include the impact of a loss on the sale of our Spain operations. Additionally, the first 39 weeks Certain Items include the impact of a loss on the sale of Cake Corporation and the impact of a new U.K. tax law change. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased to $703.3 million, and adjusted EBITDA increased to $755.8 million, in each case as compared to the same period last year, while EBITDA decreased 0.9% and adjusted EBITDA decreased 2.7%, in each case as compared to the same period in fiscal year 2019;[2] and

•

Earnings per share (“EPS”)[3] increased to $0.59 compared to $0.17 in the same period last year; and adjusted[1] EPS increased to $0.71 compared to $0.22 in the same period last year, while EPS decreased $0.26 and adjusted EPS decreased $0.08, in each case as compared to the same period in fiscal year 2019.

“Our financial results this quarter reflect strong demand and excellent progress against our transformation efforts. Notwithstanding double-digit inflation and purposeful snap back and transformation investments, our resilient business generated strong profitability. We are upbeat about our business and are raising our adjusted EPS guidance for fiscal year 2022 from $3.00-$3.10 to $3.16-$3.26.4 During the quarter, we continued our growth investments, maintained our strong balance sheet and, consistent with our status as a Dividend Aristocrat, announced another increase to our dividend,” said Aaron Alt, Sysco’s chief financial officer.

Third Quarter Fiscal 2022 Results

Total Sysco

Sales for the third quarter were $16.9 billion, an increase of 42.9% compared to the same period last year.

Gross profit increased 42.0% to $3.0 billion, gross margin decreased 12 basis points to 17.8% and adjusted gross margin increased 5 basis points to 18.0%, compared in each case to the same period last year. The increase in gross profit for the third quarter was primarily driven by higher volumes and high rates of inflation that were effectively managed.

Operating expenses increased $630.9 million, or 33.4%, compared to the same period last year, driven by increased volumes, one-time expenses associated with investments to drive our transformation initiatives and the snap-back as the industry continues to recover. Adjusted operating expenses increased $601.1 million, or 32.2%, compared to the same period last year.

Operating income was $495.7 million, an increase of $259.8 million, or 110.1%, compared to the same period last year. Adjusted operating income was $575.4 million, an increase of $319.2 million compared to the same period last year.

U.S. Foodservice Operations

The U.S. Foodservice Operations segment generated sequential top-line performance and overall share gains.

Sales for the third quarter were $12.0 billion, an increase of 43.6% compared to the same period last year. Local case volume within U.S. Broadline operations increased 14.1% for the third quarter, while total case volume within U.S. Broadline operations increased 18.8%, in each case as compared to the same period last year. Both increases represent organic growth.

Gross profit increased 38.9% to $2.3 billion, and gross margin decreased 64 basis points to 18.9%, compared in each case to the same period last year. Product cost inflation was 15.8% in U.S. Broadline, as measured by the estimated change in Sysco’s product costs, primarily in the poultry, fresh produce, and dairy categories.

[2]

EBITDA and adjusted EBITDA are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

[3]	Earnings per share (EPS) are shown on a diluted basis unless otherwise specified.
[4]

Adjusted earnings per share is a non-GAAP financial measure; however, we cannot predict with certainty the particular certain items that would be excluded from the calculation of this measure for future periods. Due to these uncertainties, we cannot provide a quantitative reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure without unreasonable effort. However, we expect to calculate adjusted earnings per share for future periods in the same manner as the reconciliations provided for the historical periods that are included at the end of this release.

Operating expenses increased $434.2 million, or 39.9%, compared to the same period last year. Adjusted operating expenses increased $411.0 million, or 37.0%, compared to the same period last year.

Operating income was $746.5 million, an increase of $201.0 million compared to the same period last year. Adjusted operating income was $749.4 million, an increase of $224.3 million compared to the same period last year.

International Foodservice Operations

The International Foodservice Operations segment continued to generate strong sales and operating leverage, driving significant profit growth.

Sales for the third quarter were $2.8 billion, an increase of 64.5% compared to the same period last year. On a constant currency basis5, sales for the third quarter were $2.9 billion, an increase of 69.3% compared to the same period last year. Foreign exchange rates decreased International Foodservice Operations sales by 4.8% and total Sysco sales by 0.7% during the quarter.

Gross profit increased 75.4% to $570.2 million, and gross margin increased 125 basis points to 20.1%, compared in each case to the same period last year. On a constant currency basis5, gross profit increased 81.6% to $590.6 million. Foreign exchange rates decreased International Foodservice Operations gross profit by 6.2% and decreased total Sysco gross profit by 0.9% during the quarter.

Operating expenses increased $115.8 million, or 25.9%, compared to the same period last year. Adjusted operating expenses increased $118.0 million, or 28.3%, compared to the same period last year, mainly due to increased volume and investments in transformation and snap back costs. On a constant currency basis5, adjusted operating expenses increased $138.1 million, or 33.1%, compared to the same period last year. Foreign exchange rates decreased International Foodservice Operations operating expense by 4.8% and total Sysco operating expense by 1.1% during the quarter.

Operating income was $7.8 million, an improvement of $129.2 million compared to the same period last year. Adjusted operating income increased $127.0 million compared to the same period last year. On a constant currency basis5, adjusted operating income was $34.9 million, an increase of $127.2 million compared to the same period last year. Foreign exchange rates decreased International Foodservice Operations operating income by $0.3 million and increased total Sysco operating income by $0.6 million during the quarter.

Balance Sheet, Cash Flow and Capital Spending

As of the end of the quarter, the company had a cash balance of $876.1 million and approximately $11.1 billion of debt outstanding. The company used cash-on-hand to complete its acquisition of The Coastal Companies.

Cash flow from operations was $745.9 million for the first 39 weeks of fiscal 2022. In the year-to-date period, the company made purposeful investments in working capital to compete in the industry snap back, including making significant investments in inventory, with rising sales also contributing to rising accounts receivable, offset by rising accounts payable.

Capital expenditures, net of proceeds from sales of plant and equipment, for the first 39 weeks of fiscal 2022 were $311.6 million.

Free cash flow6 for the first 39 weeks of fiscal 2022 was $434.3 million.

[5]

Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results. These adjusted measures are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

[6]

Free cash flow is a non-GAAP financial measure that represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Reconciliations for all non-GAAP financial measures are included at the end of this release.

Conference Call & Webcast

Sysco will host a conference call to review the company’s third quarter fiscal 2022 financial results on Tuesday, May 10, 2022, at 10:00 a.m. Eastern Daylight Time. A live webcast of the call, accompanying slide presentation and a copy of this news release will be available online at investors.sysco.com.

Key Highlights:

	13-Week Period Ended		39-Week Period Ended
	April 2, 2022	Change	April 2, 2022	Change
Financial Comparison:
Sales	$16.9 billion	42.9%	$49.7 billion	41.3%

GAAP:
Gross profit	$3.0 billion	42.0%	$8.9 billion	37.8%
Gross Margin	17.8%	-12 bps	17.9%	-45 bps
Operating expenses	$2.5 billion	33.4%	$7.3 billion	31.0%
Certain Items	$79.7 million	-292.4%	$299.4 million	NM
Operating Income	$495.7 million	110.1%	$1.6 billion	81.2%
Operating Margin	2.9%	94 bps	3.2%	70 bps
Net Earnings	$303.3 million	241.1%	$848.8 million	127.5%
Diluted Earnings Per Share	$0.59	247.1%	$1.65	126.0%

Non-GAAP (1):
Gross profit	$3.0 billion	43.4%	$8.9 billion	38.3%
Gross Margin	18.0%	5 bps	17.9%	-39 bps
Operating Expenses	$2.5 billion	32.2%	$7.1 billion	28.0%
Operating Income	$575.4 million	124.6%	$1.8 billion	105.4%
Operating Margin	3.4%	124 bps	3.5%	110 bps
EBITDA	$703.3 million	65.2%	$2.2 billion	52.5%
Adjusted EBITDA	$755.8 million	72.8%	$2.3 billion	65.9%
Net Earnings	$362.9 million	216.1%	$1.1 billion	189.9%
Diluted Earnings Per Share (2)	$0.71	222.7%	$2.11	189.0%

Case Growth:
U.S. Broadline	18.8%		23.1%
Local	14.1%		18.5%

Sysco Brand Sales as a % of Cases:
U.S. Broadline	35.9%	-24 bps	36.0%	-38 bps
Local	44.3%	42 bps	44.2%	52 bps

Note:

(1)	Reconciliations of all non-GAAP financial measures to the nearest respective GAAP financial measures are included at the end of this release.
(2)	Individual components in the table above may not sum to the totals due to the rounding.

NM represents that the percentage change is not meaningful.

Forward-Looking Statements

Statements made in this press release or in our earnings call for the third quarter of fiscal 2022 that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include statements concerning: the effect, impact, potential duration or other implications of the coronavirus (“COVID-19”) pandemic and any expectations we may have with respect thereto, including the extent and duration of lockdowns in the U.S. and Europe; our expectations regarding the impact of the Omicron variant on operating results and our expectations regarding our ability to return to our growth pattern of improved sales and volume performance as the Omicron variant recedes; our expectations regarding the pace and timing of the business recovery in the U.S. and Europe; our expectations regarding future improvements in productivity; our belief that improvements in our organizational capabilities will deliver compelling outcomes in future periods; our expectations that the return to work following the COVID-19 pandemic will be positive for our business; our expectations regarding improvements in international volume; our expectations that our transformational agenda will drive long-term growth; our expectations regarding the continuation of an inflationary environment; our expectations regarding improvements in the efficiency of our supply chain; our expectations regarding the impact of our Recipe for Growth strategy and the pace of progress in implementing the initiatives under that strategy; our expectations regarding Sysco’s ability to outperform the market in future periods; our expectations that our strategic priorities will enable us to grow faster than the market; our expectations regarding our efforts to reduce overtime rates and the incremental investments in hiring; our expectations regarding the expansion of our driver academy and our belief that the academy will enable us to provide upward career path mobility for our warehouse associates and improve associate retention; our expectations regarding the benefits of the six-day delivery model; our plans to improve the capabilities of our sales team; our belief that our work in Corporate Social Responsibility is good for our business and our investors; our expectations regarding the impact of our growth initiatives and their ability to enable Sysco to consistently outperform the market; our expectations regarding the impact of the Coastal Companies acquisition on our business; our expectations regarding our ability to grow faster than the total market in fiscal 2022 and to exceed our growth target by the end of fiscal 2024; our ability to deliver against our strategic priorities; economic trends in the United States and abroad; our plans to make continued capital investments over the next three fiscal years in our technology, fleet and buildings; our belief that there is further opportunity for profit in the future; our expectations regarding our dividend payments in calendar year 2022 and in future periods; our future growth, including growth in sales and earnings per share; our expectations regarding profits and sales in fiscal 2022; the pace of implementation of our business transformation initiatives; our expectations regarding our balanced approach to capital allocation and rewarding our shareholders; our expectations regarding achieving our net debt to EBITDA target ratio in fiscal 2023; our expectations regarding our adjusted earnings per share in the second half of fiscal 2022, the fourth quarter of fiscal 2022, and the full fiscal year; our expectations regarding our performance in the fiscal fourth quarter; our plans to improve associate retention, training and productivity; our belief that our Recipe for Growth transformation is creating capabilities that will help us profitably grow for the long term; our expectations regarding our long-term financial outlook; and our expectations regarding additional improvements from snap-back costs and productivity expenses during the fiscal fourth quarter.

The success of our plans and expectations regarding our operating performance are subject to the general risks associated with our business, including the risks of interruption of supplies due to lack of long-term contracts, severe weather, crop conditions, work stoppages, intense competition, technology disruptions, dependence on large, long-term regional and national customers, inflation risks, the impact of fuel prices, adverse publicity, labor issues, political or financial instability, trade restrictions, tariffs, currency exchange rates, transport capacity and costs and other factors relating to foreign trade, any or all of which could delay our receipt of product or increase our input costs. Risks and uncertainties also include the impact and effects of public health crises, pandemics and epidemics, such as the COVID-19 pandemic, and the adverse impact thereof on our business, financial condition and results of operations, including, but not limited to, our growth, product costs, supply chain, labor availability, logistical capabilities, customer demand for our products and industry demand generally, consumer spending, our liquidity, the price of our securities and trading markets with respect thereto, our credit ratings, our ability to maintain compliance with the covenants in our credit agreement, our ability to access capital markets, and the global economy and financial markets generally. Risks and uncertainties also include risks impacting the economy generally, including the risks that the current general economic conditions will deteriorate, or consumer confidence in the economy or consumer spending, particularly on food-away-from-home, may decline. Market conditions may not improve. Competition and the impact of GPOs may reduce our margins and make it difficult for us to maintain our market share, growth rate and profitability. We may not be able to fully compensate for increases in fuel costs, and fuel hedging arrangements intended to contain fuel costs could result in above market fuel costs. Our ability to meet our long-term strategic objectives depends on our ability to grow gross profit, leverage our supply chain costs and reduce administrative costs. This will depend largely on the success of our various business initiatives, including efforts related to revenue management, expense management, our digital e-commerce strategy and any efforts related to restructuring or the reduction of administrative costs. There are various risks related to these efforts, including the risk that if sales from our locally managed customers do not grow at the same rate as sales from regional and national customers, or if we are unable to continue to accelerate local case growth, our gross margins may decline; the risk that we are unlikely to be able to predict inflation over the long term, and lower inflation is likely to produce lower gross profit; the risk that our efforts to mitigate increases in warehouse costs may be unsuccessful; the risk that we may not be able to accelerate and/or identify additional administrative cost savings in order to compensate for any gross profit or supply chain cost leverage challenges; the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; the risk that the actual costs of any initiatives may be greater or less than currently expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our plans related to and the timing of any initiatives are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to realize the anticipated benefits from our efforts, we could become cost disadvantaged in the marketplace, and our competitiveness and our profitability could decrease. Adverse publicity about us or lack of confidence in our products could negatively impact our reputation and reduce earnings. Capital expenditures may vary based on changes in business plans and other factors, including risks related to the implementation of various initiatives, the timing and successful completion of acquisitions, construction schedules and the possibility that other cash requirements could result in delays or cancellations of capital spending. Periods of significant or prolonged inflation or deflation, either overall or in certain product categories, can have a negative impact on us and our customers, as high food costs can reduce consumer spending in the food-away-from-home market, and may negatively impact our sales, gross profit, operating income and earnings, and periods of deflation can be difficult to manage effectively. Fluctuations in inflation and deflation, as well as fluctuations in the value of foreign currencies, are beyond our control and subject to broader market forces. Expanding into international markets presents unique challenges and risks, including compliance with local laws, regulations and customs and the impact of local political and economic conditions, including the impact of Brexit and the “yellow vest” protests in France against a fuel tax increase, pension reform and the French government, and such expansion efforts may not be successful. Any business that we acquire may not perform as expected, and we may not realize the anticipated benefits of our acquisitions. Expectations regarding the financial statement impact of any acquisitions may change based on management’s subjective evaluation. A divestiture of one or more of our businesses may not provide the anticipated effects on our operations. Meeting our dividend target objectives depends on our level of earnings, available cash and the success of our various strategic initiatives. Changes in applicable tax laws or regulations and the resolution of tax disputes could negatively affect our financial results. We rely on technology in our business and any cybersecurity incident, other technology disruption or delay in implementing new technology could negatively affect our business and our relationships with customers. For a discussion of additional factors impacting Sysco’s business, see our Annual Report on Form 10-K for the year ended July 3, 2021, as filed with the SEC, and our subsequent filings with the SEC. We do not undertake to update our forward-looking statements, except as required by applicable law.

About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. With more than 58,000 associates, the company operates 343 distribution facilities worldwide and serves more than 650,000 customer locations. For fiscal 2021 that ended July 3, 2021, the company generated sales of more than $51 billion. Information about our CSR program, including Sysco’s 2021 Corporate Social Responsibility Report, can be found at sysco.com/csr2021report.

For more information, visit www.sysco.com or connect with Sysco on Facebook at www.facebook.com/SyscoFoods. For important news and information regarding Sysco, visit the Investor Relations section of the company’s Internet home page at investors.sysco.com, which Sysco plans to use as a primary channel for publishing key information to its investors, some of which may contain material and previously non-public information. In addition, investors should continue to review our news releases and filings with the SEC. It is possible that the information we disclose through any of these channels of distribution could be deemed to be material information.

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED RESULTS OF OPERATIONS (In Thousands, Except for Share and Per Share Data)
	13-Week Period Ended		39-Week Period Ended
	Apr. 2, 2022	Mar. 27, 2021	Apr. 2, 2022	Mar. 27, 2021
Sales	$16,902,139	$11,824,589	$49,678,888	$35,160,950
Cost of sales	13,888,745	9,701,921	40,802,636	28,719,979

Gross profit	3,013,394	2,122,668	8,876,252	6,440,971
Operating expenses	2,517,665	1,886,751	7,303,932	5,573,413

Operating income	495,729	235,917	1,572,320	867,558
Interest expense	124,018	145,773	495,131	438,988
Other income, net	(13,777)	(12,708)	(27,705)	(14,140)

Earnings before income taxes	385,488	102,852	1,104,894	442,710
Income taxes	82,163	13,925	256,115	69,594

Net earnings	$303,325	$88,927	$848,779	$373,116

Net earnings:
Basic earnings per share	$0.60	$0.17	$1.66	$0.73
Diluted earnings per share	0.59	0.17	1.65	0.73

Average shares outstanding	508,368,159	511,110,670	510,642,876	510,081,610
Diluted shares outstanding	512,238,523	514,585,129	514,198,780	512,688,895

Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except for Share Data)

	Apr. 2, 2022	Jul. 3, 2021
ASSETS
Current assets
Cash and cash equivalents	$876,139	$3,007,123
Accounts receivable, less allowances of $126,580 and $117,695	4,777,660	3,781,510
Inventories	4,409,094	3,695,219
Prepaid expenses and other current assets	303,212	240,956
Income tax receivable	47,173	8,759

Total current assets	10,413,278	10,733,567
Plant and equipment at cost, less accumulated depreciation	4,345,098	4,326,063
Other long-term assets
Goodwill	4,703,777	3,944,139
Intangibles, less amortization	1,042,878	746,073
Deferred income taxes	393,302	352,523
Operating lease right-of-use assets, net	787,347	709,163
Other assets	637,995	602,011

Total other long-term assets	7,565,299	6,353,909

Total assets	$22,323,675	$21,413,539

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable	$8,655	$8,782
Accounts payable	5,721,705	4,884,781
Accrued expenses	2,011,597	1,814,837
Accrued income taxes	19,045	22,644
Current operating lease liabilities	113,157	102,659
Current maturities of long-term debt	498,028	486,141

Total current liabilities	8,372,187	7,319,844
Long-term liabilities
Long-term debt	10,608,840	10,588,184
Deferred income taxes	195,910	147,066
Long-term operating lease liabilities	701,929	634,481
Other long-term liabilities	1,090,386	1,136,480

Total long-term liabilities	12,597,065	12,506,211
Commitments and contingencies
Noncontrolling interest	33,014	34,588
Shareholders’ equity
Preferred stock, par value $1 per share Authorized 1,500,000 shares, issued none	—	—
Common stock, par value $1 per share Authorized 2,000,000,000 shares, issued 765,174,900 shares	765,175	765,175
Paid-in capital	1,737,301	1,619,995
Retained earnings	10,279,792	10,151,706
Accumulated other comprehensive loss	(1,299,004)	(1,148,764)
Treasury stock at cost, 256,507,982 and 253,342,595 shares	(10,161,855)	(9,835,216)

Total shareholders’ equity	1,321,409	1,552,896

Total liabilities and shareholders’ equity	$22,323,675	$21,413,539

Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED CASH FLOWS

(In Thousands)

	39-Week Period Ended
	Apr. 2, 2022	Mar. 27, 2021
Cash flows from operating activities:
Net earnings	$848,779	$373,116
Adjustments to reconcile net earnings to cash provided by operating activities:
Share-based compensation expense	90,667	65,655
Depreciation and amortization	571,607	542,471
Operating lease asset amortization	82,415	81,414
Amortization of debt issuance and other debt-related costs	16,160	19,485
Deferred income taxes	(110,058)	(161,824)
Provision for losses on receivables	572	(137,670)
Loss on extinguishment of debt	115,603	—
Loss on sale of business	—	22,834
Other non-cash items	(8,945)	(7,507)
Additional changes in certain assets and liabilities, net of effect of businesses acquired:
Increase in receivables	(908,127)	(130,403)
Increase in inventories	(644,799)	(82,525)
Increase in prepaid expenses and other current assets	(25,391)	(50,833)
Increase in accounts payable	764,263	800,248
Increase in accrued expenses	131,376	9,065
Decrease in operating lease liabilities	(99,343)	(94,228)
(Decrease) increase in accrued income taxes	(42,013)	167,693
(Increase) decrease in other assets	(6,595)	23,345
(Decrease) increase in other long-term liabilities	(30,300)	39,448

Net cash provided by operating activities	745,871	1,479,784

Cash flows from investing activities:
Additions to plant and equipment	(327,535)	(251,167)
Proceeds from sales of plant and equipment	15,946	19,308
Acquisition of businesses, net of cash acquired	(1,281,835)	—
Purchase of marketable securities	(19,318)	(44,687)
Proceeds from sales of marketable securities	16,648	30,773
Other investing activities (1)	12,773	—

Net cash used for investing activities	(1,583,321)	(245,773)

Cash flows from financing activities:
Bank and commercial paper borrowings, net	—	(411,200)
Other debt borrowings including senior notes	1,251,484	2,943
Other debt repayments	(38,370)	(1,489,431)
Redemption premiums and repayments of senior notes	(1,395,668)	—
Debt issuance costs	(15,547)	—
Cash received from termination of interest rate swap agreements	23,127	—
Proceeds from stock option exercises	89,185	112,231
Stock repurchases	(415,824)	—
Dividends paid	(719,865)	(689,251)
Other financing activities (2)	(19,456)	(15,024)

Net cash used for financing activities	(1,240,934)	(2,489,732)

Effect of exchange rates on cash, cash equivalents and restricted cash	(13,623)	85,183

Net decrease in cash and cash equivalents (3)	(2,092,007)	(1,170,538)
Cash, cash equivalents and restricted cash at beginning of period	3,037,100	6,095,570

Cash, cash equivalents and restricted cash at end of period (3)	$945,093	$4,925,032

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$456,996	$386,753
Income taxes, net of refunds	395,065	71,435

(1)	Change primarily includes proceeds from the settlement of corporate-owned life insurance policies.
(2)	Change includes cash paid for shares withheld to cover taxes, settlement of interest rate hedges and other financing activities.
(3)	Change includes restricted cash included within other assets in the Consolidated Balance Sheet.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

Our discussion of our results includes certain non-GAAP financial measures, including EBITDA and adjusted EBITDA, that we believe provide important perspective with respect to underlying business trends. Other than free cash flow, any non-GAAP financial measures will be denoted as adjusted measures to remove the impact of restructuring and transformational project costs consisting of: (1) restructuring charges, (2) expenses associated with our various transformation initiatives and (3) facility closure and severance charges; acquisition-related costs consisting of: (1) intangible amortization expense and (2) acquisition costs and due diligence costs related to our acquisitions; and the reduction of bad debt expense previously recognized in fiscal 2020 due to the impact of the COVID-19 pandemic on the collectability of our pre-pandemic trade receivable balances. Our results for fiscal 2022 were also impacted by: (1) a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory, (2) debt extinguishment costs and (3) the increase in reserves for uncertain tax positions. Our results for the first 39 weeks of fiscal 2021 were also impacted by losses on the sale of businesses.

The results of our foreign operations can be impacted due to changes in exchange rates applicable in converting local currencies to U.S. dollars. We measure our total Sysco and our International Foodservice Operations results on a constant currency basis. Constant currency operating results are calculated by translating current-period local currency operating results with the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

Management believes that adjusting its operating expenses, operating income, net earnings and diluted earnings per share to remove these Certain Items and presenting its International Foodservice Operations results on a constant currency basis, provides an important perspective with respect to our underlying business trends and results and provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the company’s underlying operations and (2) facilitates comparisons on a year-over-year basis.

Sysco has a history of growth through acquisitions and excludes from its non-GAAP financial measures the impact of acquisition-related intangible amortization, acquisition costs and due-diligence costs for those acquisitions. We believe this approach significantly enhances the comparability of Sysco’s results for fiscal 2022 and fiscal 2021.

Set forth below is a reconciliation of sales, operating expenses, operating income, other (income) expense, net earnings and diluted earnings per share to adjusted results for these measures for the periods presented. Individual components of diluted earnings per share may not add up to the total presented due to rounding. Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

(Dollars in Thousands, Except for Share and Per Share Data)

	13-Week Period Ended Apr. 2, 2022	13-Week Period Ended Mar. 27, 2021	Change in Dollars	% Change
Sales (GAAP)	$16,902,139	$11,824,589	$5,077,550	42.9%
Impact of currency fluctuations (1)	83,760	—	83,760	0.7

Comparable sales using a constant currency basis (Non-GAAP)	$16,985,899	$11,824,589	$5,161,310	43.6%

Cost of sales (GAAP)	$13,888,745	$9,701,921	$4,186,824	43.2%
Impact of inventory valuation adjustment (2)	(29,550)	—	(29,550)	(0.3)

Cost of sales adjusted for Certain Items (Non-GAAP)	$13,859,195	$9,701,921	$4,157,274	42.9%

Gross profit (GAAP)	$3,013,394	$2,122,668	$890,726	42.0%
Impact of inventory valuation adjustment (2)	29,550	—	29,550	1.4

Comparable gross profit adjusted for Certain Items (Non-GAAP)	3,042,944	2,122,668	920,276	43.4
Impact of currency fluctuations (1)	20,426	—	20,426	0.9

Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$3,063,370	$2,122,668	$940,702	44.3%

Gross margin (GAAP)	17.83%	17.95%		-12 bps
Impact of inventory valuation adjustment (2)	0.17	—		17 bps

Comparable Gross margin adjusted for Certain Items (Non-GAAP)	18.00%	17.95%		5 bps

Operating expenses (GAAP)	$2,517,665	$1,886,751	$630,914	33.4%
Impact of restructuring and transformational project costs (3)	(19,171)	(34,953)	15,782	45.2
Impact of acquisition-related costs (4)	(36,699)	(18,834)	(17,865)	(94.9)
Impact of bad debt reserve adjustments (5)	5,717	33,473	(27,756)	(82.9)

Operating expenses adjusted for Certain Items (Non-GAAP)	2,467,512	1,866,437	601,075	32.2
Impact of currency fluctuations (1)	21,006	—	21,006	1.1

Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$2,488,518	$1,866,437	$622,081	33.3%

Operating income (GAAP)	$495,729	$235,917	$259,812	110.1%
Impact of inventory valuation adjustment (2)	29,550	—	29,550	NM
Impact of restructuring and transformational project costs (3)	19,171	34,953	(15,782)	(45.2)
Impact of acquisition-related costs (4)	36,699	18,834	17,865	94.9
Impact of bad debt reserve adjustments (5)	(5,717)	(33,473)	27,756	82.9

Operating income adjusted for Certain Items (Non-GAAP)	575,432	256,231	319,201	124.6
Impact of currency fluctuations (1)	(581)	—	(581)	(0.2)

Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$574,851	$256,231	$318,620	124.4%

Other income (GAAP)	$(13,777)	$(12,708)	$(1,069)	(8.4)%
Impact of loss on sale of business	—	(10,790)	10,790	NM

Other income adjusted for Certain Items (Non-GAAP)	$(13,777)	$(23,498)	$9,721	41.4%

Net earnings (GAAP)	$303,325	$88,927	$214,398	241.1%
Impact of inventory valuation adjustment (2)	29,550	—	29,550	NM
Impact of restructuring and transformational project costs (3)	19,171	34,953	(15,782)	(45.2)
Impact of acquisition-related costs (4)	36,699	18,834	17,865	94.9
Impact of bad debt reserve adjustments (5)	(5,717)	(33,473)	27,756	82.9
Impact of loss on sale of business	—	10,790	(10,790)	NM
Tax impact of inventory valuation adjustment (6)	(7,449)	—	(7,449)	NM

Tax impact of restructuring and transformational project costs (6)	(5,579)	(10,300)	4,721	45.8
Tax impact of acquisition-related costs (6)	(8,537)	(5,573)	(2,964)	(53.2)
Tax impact of bad debt reserves adjustments (6)	1,445	10,354	(8,909)	(86.0)
Tax impact of loss on sale of business (6)	—	301	(301)	NM

Net earnings adjusted for Certain Items (Non-GAAP)	$362,908	$114,813	$248,095	216.1%

Diluted earnings per share (GAAP)	$0.59	$0.17	$0.42	247.1%
Impact of inventory valuation adjustment (2)	0.06	—	0.06	NM
Impact of restructuring and transformational project costs (3)	0.04	0.07	(0.03)	(42.9)
Impact of acquisition-related costs (4)	0.07	0.04	0.03	75.0
Impact of bad debt reserve adjustments (5)	(0.01)	(0.07)	0.06	85.7
Impact of loss on sale of business	—	0.02	(0.02)	NM
Tax impact of inventory valuation adjustment (6)	(0.01)	—	(0.01)	NM
Tax impact of restructuring and transformational project costs (6)	(0.01)	(0.02)	0.01	50.0
Tax impact of acquisition-related costs (6)	(0.02)	(0.01)	(0.01)	(100.0)
Tax impact of bad debt reserves adjustments (6)	—	0.02	(0.02)	NM

Diluted earnings per share adjusted for Certain Items (Non-GAAP) (7)	$0.71	$0.22	$0.49	222.7%

Diluted shares outstanding	512,238,523	514,585,129

(1)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on the current year results.
(2)	Represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(3)

Fiscal 2022 includes $7 million related to restructuring, severance, and facility closure charges and $12 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy. Fiscal 2021 includes $21 million related to restructuring charges and $14 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy.

(4)	Fiscal 2022 includes $27 million of intangible amortization expense and $10 million in acquisition and due diligence costs. Fiscal 2021 represents intangible amortization expense.
(5)	Fiscal 2022 and fiscal 2021 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(6)

The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.

(7)

Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items (Dollars in Thousands, Except for Share and Per Share Data)
	13-Week Period Ended Apr. 2, 2022	13-Week Period Ended Mar. 30, 2019	Change in Dollars	% Change
Sales (GAAP)	$16,902,139	$14,658,074	$2,244,065	15.3%
Cost of sales (GAAP)	$13,888,745	$11,903,776	$1,984,969	16.7%
Impact of inventory valuation adjustment (1)	(29,550)	—	(29,550)	(0.3)

Cost of sales adjusted for Certain Items (Non-GAAP)	$13,859,195	$11,903,776	$1,955,419	16.4%

Gross profit (GAAP)	$3,013,394	$2,754,298	$259,096	9.4%
Impact of inventory valuation adjustment (1)	29,550	—	29,550	1.1

Comparable gross profit adjusted for Certain Items (Non-GAAP)	$3,042,944	$2,754,298	$288,646	10.5%

Gross margin (GAAP)	17.83%	18.79%		-96 bps
Impact of inventory valuation adjustment (1)	0.17	—		17 bps

Comparable Gross margin adjusted for Certain Items (Non-GAAP)	18.00%	18.79%		-79 bps

Operating expenses (GAAP)	$2,517,665	$2,224,713	$292,952	13.2%
Impact of restructuring and transformational project costs (2)	(19,171)	(72,207)	53,036	73.4
Impact of acquisition-related costs (3)	(36,699)	(18,398)	(18,301)	(99.5)
Impact of bad debt reserve adjustments (4)	5,717	—	5,717	NM

Comparable operating expenses adjusted for Certain Items (Non-GAAP)	$2,467,512	$2,134,108	$333,404	15.6%

Operating income (GAAP)	$495,729	$529,585	$(33,856)	(6.4)%
Impact of inventory valuation adjustment (1)	29,550	—	29,550	NM
Impact of restructuring and transformational project costs (2)	19,171	72,207	(53,036)	(73.4)
Impact of acquisition-related costs (3)	36,699	18,398	18,301	99.5
Impact of bad debt reserve adjustments (4)	(5,717)	—	(5,717)	NM

Operating income adjusted for Certain Items (Non-GAAP)	$575,432	$620,190	$(44,758)	(7.2)%

Net earnings (GAAP)	$303,325	$440,083	$(136,758)	(31.1)%
Impact of inventory valuation adjustment (1)	29,550	—	29,550	NM
Impact of restructuring and transformational project costs (2)	19,171	72,207	(53,036)	(73.4)
Impact of acquisition-related costs (3)	36,699	18,398	18,301	99.5
Impact of bad debt reserve adjustments (4)	(5,717)	—	(5,717)	NM
Tax impact of inventory valuation adjustment (5)	(7,449)	—	(7,449)	NM
Tax impact of restructuring and transformational project costs (5)	(5,579)	(19,271)	13,692	71.0
Tax impact of acquisition-related costs (5)	(8,537)	(4,899)	(3,638)	(74.3)
Tax impact of bad debt reserves adjustments (5)	1,445	—	1,445	NM
Impact of foreign tax credit benefit	—	(95,067)	95,067	NM
Impact of US transition tax	—	(269)	269	NM

Net earnings adjusted for Certain Items (Non-GAAP)	$362,908	$411,182	$(48,274)	(11.7)%

Diluted earnings per share (GAAP)	$0.59	$0.85	$(0.26)	(30.6)%
Impact of inventory valuation adjustment (1)	0.06	—	0.06	NM
Impact of restructuring and transformational project costs (2)	0.04	0.14	(0.10)	(71.4)
Impact of acquisition-related costs (3)	0.07	0.04	0.03	75.0
Impact of bad debt reserve adjustments (4)	(0.01)	—	(0.01)	NM
Tax impact of inventory valuation adjustment (5)	(0.01)	—	(0.01)	NM
Tax impact of restructuring and transformational project costs (5)	(0.01)	(0.04)	0.03	75.0
Tax impact of acquisition-related costs (5)	(0.02)	(0.01)	(0.01)	(100.0)
Impact of foreign tax credit benefit	—	(0.18)	0.18	NM

Diluted earnings per share adjusted for Certain Items (Non-GAAP) (6)	$0.71	$0.79	$(0.08)	(10.1)%

(1)	Represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(2)

Fiscal 2022 includes $7 million related to restructuring, severance, and facility closure charges and $12 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy. Fiscal 2019 includes $35 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy and $37 million related to restructuring, facility closure and severance charges.

(3)	Fiscal 2022 includes $27 million of intangible amortization expense and $10 million in acquisition and due diligence costs. Fiscal 2019 includes intangible amortization expense.
(4)	Fiscal 2022 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(5)

The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.

(6)

Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

(Dollars in Thousands, Except for Share and Per Share Data)

	39-Week Period Ended Apr. 2, 2022	39-Week Period Ended Mar. 27, 2021	Change in Dollars	% Change
Sales (GAAP)	$49,678,888	$35,160,950	$14,517,938	41.3%
Impact of currency fluctuations (1)	(77,043)	—	(77,043)	(0.2)

Comparable sales using a constant currency basis (Non-GAAP)	$49,601,845	$35,160,950	$14,440,895	41.1%

Cost of sales (GAAP)	$40,802,636	$28,719,979	$12,082,657	42.1%
Impact of inventory valuation adjustment (2)	(29,550)	—	(29,550)	(0.1)

Cost of sales adjusted for Certain Items (Non-GAAP)	$40,773,086	$28,719,979	$12,053,107	42.0%

Gross profit (GAAP)	$8,876,252	$6,440,971	$2,435,281	37.8%
Impact of inventory valuation adjustment (2)	29,550	—	29,550	0.5

Comparable gross profit adjusted for Certain Items (Non-GAAP)	8,905,802	6,440,971	2,464,831	38.3
Impact of currency fluctuations (1)	(8,125)	—	(8,125)	(0.2)

Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$8,897,677	$6,440,971	$2,456,706	38.1%

Gross margin (GAAP)	17.87%	18.32%		-45 bps
Impact of inventory valuation adjustment (2)	0.06	—		6 bps

Comparable Gross margin adjusted for Certain Items (Non-GAAP)	17.93%	18.32%		-39 bps

Operating expenses (GAAP)	$7,303,932	$5,573,413	$1,730,519	31.0%
Impact of restructuring and transformational project costs (3)	(70,058)	(95,078)	25,020	26.3
Impact of acquisition-related costs (4)	(103,449)	(54,714)	(48,735)	(89.1)
Impact of bad debt reserve adjustments (5)	19,216	162,372	(143,156)	(88.2)

Operating expenses adjusted for Certain Items (Non-GAAP)	7,149,641	5,585,993	1,563,648	28.0
Impact of currency fluctuations (1)	(4,177)	—	(4,177)	(0.1)

Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$7,145,464	$5,585,993	$1,559,471	27.9%

Operating income (GAAP)	$1,572,320	$867,558	$704,762	81.2%
Impact of inventory valuation adjustment (2)	29,550	—	29,550	NM
Impact of restructuring and transformational project costs (3)	70,058	95,078	(25,020)	(26.3)
Impact of acquisition-related costs (4)	103,449	54,714	48,735	89.1
Impact of bad debt reserve adjustments (5)	(19,216)	(162,372)	143,156	88.2

Operating income adjusted for Certain Items (Non-GAAP)	1,756,161	854,978	901,183	105.4
Impact of currency fluctuations (1)	(3,947)	—	(3,947)	(0.5)

Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$1,752,214	$854,978	$897,236	104.9%

Interest expense (GAAP)	$495,131	$438,988	$56,143	12.8%
Impact of loss on extinguishment of debt	(115,603)	—	(115,603)	NM

Interest expense adjusted for Certain Items (Non-GAAP)	$379,528	$438,988	$(59,460)	(13.5)%

Other income (GAAP)	$(27,705)	$(14,140)	$(13,565)	(95.9)%
Impact of loss on sale of business	—	(22,834)	22,834	NM

Other income adjusted for Certain Items (Non-GAAP)	$(27,705)	$(36,974)	$9,269	25.1%

Net earnings (GAAP)	$848,779	$373,116	$475,663	127.5%
Impact of inventory valuation adjustment (2)	29,550	—	29,550	NM
Impact of restructuring and transformational project costs (3)	70,058	95,078	(25,020)	(26.3)
Impact of acquisition-related costs (4)	103,449	54,714	48,735	89.1

Impact of bad debt reserve adjustments (5)	(19,216)	(162,372)	143,156	88.2
Impact of loss on extinguishment of debt	115,603	—	115,603	NM
Impact of loss on sale of business	—	22,834	(22,834)	NM
Tax impact of inventory valuation adjustment (6)	(7,449)	—	(7,449)	NM
Tax impact of restructuring and transformational project costs (6)	(17,661)	(26,886)	9,225	34.3
Tax impact of acquisition-related costs (6)	(26,079)	(15,471)	(10,608)	(68.6)
Tax impact of bad debt reserves adjustments (6)	4,844	45,913	(41,069)	(89.4)
Tax impact of loss on extinguishment of debt (6)	(29,143)	—	(29,143)	NM
Tax impact of loss on sale of business (6)	—	(7,251)	7,251	NM
Impact of adjustments to uncertain tax positions	12,000	—	12,000	NM
Impact of foreign tax rate change	—	(5,548)	5,548	NM

Net earnings adjusted for Certain Items (Non-GAAP)	$1,084,735	$374,127	$710,608	189.9%

Diluted earnings per share (GAAP)	$1.65	$0.73	$0.92	126.0%
Impact of inventory valuation adjustment (2)	0.06	—	0.06	NM
Impact of restructuring and transformational project costs (3)	0.14	0.19	(0.05)	(26.3)
Impact of acquisition-related costs (4)	0.20	0.11	0.09	81.8
Impact of bad debt reserve adjustments (5)	(0.04)	(0.32)	0.28	87.5
Impact of loss on extinguishment of debt	0.22	—	0.22	NM
Impact of loss on sale of business	—	0.04	(0.04)	NM
Tax impact of inventory valuation adjustment (6)	(0.01)	—	(0.01)	NM
Tax impact of restructuring and transformational project costs (6)	(0.03)	(0.05)	0.02	40.0
Tax impact of acquisition-related costs (6)	(0.05)	(0.03)	(0.02)	(66.7)
Tax impact of bad debt reserves adjustments (6)	0.01	0.09	(0.08)	(88.9)
Tax impact of loss on extinguishment of debt (6)	(0.06)	—	(0.06)	NM
Tax impact of loss on sale of business (6)	—	(0.01)	0.01	NM
Impact of adjustments to uncertain tax positions	0.02	—	0.02	NM
Impact of foreign tax rate change	—	(0.01)	0.01	NM

Diluted earnings per share adjusted for Certain Items (Non-GAAP) (7)	$2.11	$0.73	$1.38	189.0%

Diluted shares outstanding	514,198,780	512,688,895

(1)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on the current year results.
(2)	Represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(3)

Fiscal 2022 includes $39 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy and $31 million related to restructuring charges, severance and facility closure charges. Fiscal 2021 includes $56 million related to restructuring, severance and facility closure charges, and $39 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy.

(4)	Fiscal 2022 includes $75 million of intangible amortization expense and $28 million in acquisition and due diligence costs. Fiscal 2021 represents intangible amortization expense.
(5)	Fiscal 2022 and fiscal 2021 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(6)

The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.

(7)

Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

(Dollars in Thousands, Except for Share and Per Share Data)

	39-Week Period Ended Apr. 2, 2022	39-Week Period Ended Mar. 30, 2019	Change in Dollars	% Change
Sales (GAAP)	$49,678,888	$44,639,060	$5,039,828	11.3%

Cost of sales (GAAP)	$40,802,636	$36,209,265	$4,593,371	12.7%
Impact of inventory valuation adjustment (1)	(29,550)	—	(29,550)	NM

Cost of sales adjusted for Certain Items (Non-GAAP)	$40,773,086	$36,209,265	$4,563,821	12.6%

Gross profit (GAAP)	$8,876,252	$8,429,795	$446,457	5.3%
Impact of inventory valuation adjustment (1)	29,550	—	29,550	NM

Comparable gross profit adjusted for Certain Items (Non-GAAP)	$8,905,802	$8,429,795	$476,007	5.7%

Gross margin (GAAP)	17.87%	18.88%		-101 bps
Impact of inventory valuation adjustment (1)	0.06	—		6 bps

Comparable Gross margin adjusted for Certain Items (Non-GAAP)	17.93%	18.88%		-95 bps

Operating expenses (GAAP)	$7,303,932	$6,820,175	$483,757	7.1%
Impact of restructuring and transformational project costs (2)	(70,058)	(247,547)	177,489	71.7
Impact of acquisition-related costs (3)	(103,449)	(58,042)	(45,407)	(78.2)
Impact of bad debt reserve adjustments (4)	19,216	—	19,216	NM

Comparable operating expenses adjusted for Certain Items (Non-GAAP)	$7,149,641	$6,514,586	$635,055	9.7%

Operating income (GAAP)	$1,572,320	$1,609,620	$(37,300)	(2.3)%
Impact of inventory valuation adjustment (1)	29,550	—	29,550	NM
Impact of restructuring and transformational project costs (2)	70,058	247,547	(177,489)	(71.7)
Impact of acquisition-related costs (3)	103,449	58,042	45,407	78.2
Impact of bad debt reserve adjustments (4)	(19,216)	—	(19,216)	NM

Operating income adjusted for Certain Items (Non-GAAP)	$1,756,161	$1,915,209	$(159,048)	(8.3)%

Interest expense (GAAP)	$495,131	$270,643	$224,488	82.9%
Impact of loss on extinguishment of debt	(115,603)	—	(115,603)	NM

Interest expense adjusted for Certain Items (Non-GAAP)	$379,528	$270,643	$108,885	40.2%

Net earnings (GAAP)	$848,779	$1,138,505	$(289,726)	(25.4)%
Impact of inventory valuation adjustment (1)	29,550	—	29,550	NM
Impact of restructuring and transformational project costs (2)	70,058	247,547	(177,489)	(71.7)
Impact of acquisition-related costs (3)	103,449	58,042	45,407	78.2
Impact of bad debt reserve adjustments (4)	(19,216)	—	(19,216)	NM
Impact of loss on extinguishment of debt	115,603	—	115,603	NM
Tax impact of inventory valuation adjustment (5)	(7,449)	—	(7,449)	NM
Tax impact of restructuring and transformational project costs (5)	(17,661)	(64,831)	47,170	72.8
Tax impact of acquisition-related costs (5)	(26,079)	(15,201)	(10,878)	(71.6)
Tax impact of bad debt reserves adjustments (5)	4,844	—	4,844	NM
Tax impact of loss on extinguishment of debt (5)	(29,143)	—	(29,143)	NM
Impact of adjustments to uncertain tax positions	12,000	—	12,000	NM
Impact of foreign tax credit benefit	—	(95,067)	95,067	NM
Impact of US transition tax	—	14,885	(14,885)	NM

Net earnings adjusted for Certain Items (Non-GAAP)	$1,084,735	$1,283,880	$(199,145)	(15.5)%

Diluted earnings per share (GAAP)	$1.65	$2.17	$(0.52)	(24.0)%
Impact of inventory valuation adjustment (1)	0.06	—	0.06	NM
Impact of restructuring and transformational project costs (2)	0.14	0.47	(0.33)	(70.2)
Impact of acquisition-related costs (3)	0.20	0.11	0.09	81.8
Impact of bad debt reserve adjustments (4)	(0.04)	—	(0.04)	NM
Impact of loss on extinguishment of debt	0.22	—	0.22	NM
Tax impact of inventory valuation adjustment (5)	(0.01)	—	(0.01)	NM
Tax impact of restructuring and transformational project costs (5)	(0.03)	(0.12)	0.09	75.0
Tax impact of acquisition-related costs (5)	(0.05)	(0.03)	(0.02)	(66.7)
Tax impact of bad debt reserves adjustments (5)	0.01	—	0.01	NM
Tax impact of loss on extinguishment of debt (5)	(0.06)	—	(0.06)	NM
Impact of adjustments to uncertain tax positions	0.02	—	0.02	NM
Impact of foreign tax credit benefit	—	(0.18)	0.18	NM
Impact of US transition tax	—	0.03	(0.03)	NM

Diluted earnings per share adjusted for Certain Items (Non-GAAP) (6)	$2.11	$2.45	$(0.34)	(13.9)%

(1)	Represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(2)

Fiscal 2022 includes $39 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy and $31 million related to restructuring charges, severance and facility closure charges. Fiscal 2019 includes $114 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy, of which $17 million relates to accelerated depreciation related to software that is being replaced, and $133 million related to severance, restructuring and facility closure charges in Europe, Canada and at our Global Support Center, of which $58 million relates to our France restructuring as part of our integration of Brake France and Davigel into Sysco France.

(3)

Fiscal 2022 includes $75 million of intangible amortization expense and $28 million in acquisition and due diligence costs. Fiscal 2019 includes $57 million of intangible amortization expense and $1 million related to integration costs.

(4)	Fiscal 2022 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(5)

The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.

(6)

Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Segment Results

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items on Applicable Segments

(Dollars in Thousands)

	13-Week Period Ended Apr. 2, 2022	13-Week Period Ended Mar. 27, 2021	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$12,006,163	$8,360,241	$3,645,922	43.6%
Gross profit (GAAP)	2,270,045	1,634,837	635,208	38.9%
Gross margin (GAAP)	18.91%	19.55%		-64 bps

Operating expenses (GAAP)	$1,523,578	$1,089,335	$434,243	39.9%
Impact of restructuring and transformational project costs	2,543	(1,285)	3,828	297.9
Impact of acquisition-related costs (1)	(10,505)	—	(10,505)	NM
Impact of bad debt reserve adjustments (2)	5,060	21,669	(16,609)	(76.6)

Operating expenses adjusted for Certain Items (Non-GAAP)	$1,520,676	$1,109,719	$410,957	37.0%

Operating income (GAAP)	$746,467	$545,502	$200,965	36.8%
Impact of restructuring and transformational project costs	(2,543)	1,285	(3,828)	(297.9)
Impact of acquisition-related costs (1)	10,505	—	10,505	NM
Impact of bad debt reserve adjustments (2)	(5,060)	(21,669)	16,609	76.6

Operating income adjusted for Certain Items (Non-GAAP)	$749,369	$525,118	$224,251	42.7%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$2,834,089	$1,723,126	$1,110,963	64.5%
Impact of currency fluctuations (3)	83,678	—	83,678	4.8

Comparable sales using a constant currency basis (Non-GAAP)	$2,917,767	$1,723,126	$1,194,641	69.3%

Gross profit (GAAP)	$570,241	$325,200	$245,041	75.4%
Impact of currency fluctuations (3)	20,354	—	20,354	6.2

Comparable gross profit using a constant currency basis (Non-GAAP)	$590,595	$325,200	$265,395	81.6%

Gross margin (GAAP)	20.12%	18.87%		125 bps
Impact of currency fluctuations (3)	0.12	—		12 bps

Comparable gross margin using a constant currency basis (Non-GAAP)	20.24%	18.87%		137 bps

Operating expenses (GAAP)	$562,481	$446,687	$115,794	25.9%
Impact of restructuring and transformational project costs (4)	(9,379)	(18,635)	9,256	49.7
Impact of acquisition-related costs (5)	(18,142)	(18,834)	692	3.7
Impact of bad debt reserve adjustments (2)	657	8,357	(7,700)	(92.1)

Operating expenses adjusted for Certain Items (Non-GAAP)	535,617	417,575	118,042	28.3
Impact of currency fluctuations (3)	20,104	—	20,104	4.8

Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$555,721	$417,575	$138,146	33.1%

Operating income (loss) (GAAP)	$7,760	$(121,487)	$129,247	106.4%
Impact of restructuring and transformational project costs (4)	9,379	18,635	(9,256)	(49.7)
Impact of acquisition-related costs (5)	18,142	18,834	(692)	(3.7)
Impact of bad debt reserve adjustments (2)	(657)	(8,357)	7,700	92.1

Operating income (loss) adjusted for Certain Items (Non-GAAP)	34,624	(92,375)	126,999	137.5
Impact of currency fluctuations (3)	250	—	250	0.3

Comparable operating income (loss) adjusted for Certain Items using a constant currency basis (Non-GAAP)	$34,874	$(92,375)	$127,249	137.8%

SYGMA
Sales (GAAP)	$1,794,837	$1,580,695	$214,142	13.5%
Gross profit (GAAP)	147,245	133,478	13,767	10.3%
Gross margin (GAAP)	8.20%	8.44%		-24 bps

Operating expenses (GAAP)	$142,883	$120,541	$22,342	18.5%
Operating income (GAAP)	4,362	12,937	(8,575)	(66.3)%

OTHER
Sales (GAAP)	$267,050	$160,527	$106,523	66.4%
Gross profit (GAAP)	55,397	37,911	17,486	46.1%
Gross margin (GAAP)	20.74%	23.62%		-288 bps

Operating expenses (GAAP)	$59,369	$32,027	$27,342	85.4%
Impact of bad debt reserve adjustments (2)	—	3,447	(3,447)	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$59,369	$35,474	$23,895	67.4%

Operating (loss) income (GAAP)	$(3,972)	$5,884	$(9,856)	(167.5)%
Impact of bad debt reserve adjustments (2)	—	(3,447)	3,447	NM

Operating (loss) income adjusted for Certain Items (Non-GAAP)	$(3,972)	$2,437	$(6,409)	(263.0)%

GLOBAL SUPPORT CENTER
Gross loss (GAAP)	$(29,534)	$(8,758)	$(20,776)	(237.2)%
Impact of inventory valuation adjustment (6)	29,550	—	29,550	337.4

Comparable gross profit (loss) adjusted for Certain Items (Non-GAAP)	$16	$(8,758)	$8,774	100.2%

Operating expenses (GAAP)	$229,354	$198,161	$31,193	15.7%
Impact of restructuring and transformational project costs (7)	(12,335)	(15,033)	2,698	17.9
Impact of acquisition-related costs (8)	(8,052)	—	(8,052)	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$208,967	$183,128	$25,839	14.1%

Operating loss (GAAP)	$(258,888)	$(206,919)	$(51,969)	(25.1)%
Impact of inventory valuation adjustment (6)	29,550	—	29,550	NM
Impact of restructuring and transformational project costs (7)	12,335	15,033	(2,698)	(17.9)
Impact of acquisition-related costs (8)	8,052	—	8,052	NM

Operating loss adjusted for Certain Items (Non-GAAP)	$(208,951)	$(191,886)	$(17,065)	(8.9)%

TOTAL SYSCO
Sales (GAAP)	$16,902,139	$11,824,589	$5,077,550	42.9%
Gross profit (GAAP)	3,013,394	2,122,668	890,726	42.0%
Gross margin (GAAP)	17.83%	17.95%		-12 bps

Operating expenses (GAAP)	$2,517,665	$1,886,751	$630,914	33.4%
Impact of restructuring and transformational project costs (4) (7)	(19,171)	(34,953)	15,782	45.2
Impact of acquisition-related costs (1) (5) (8)	(36,699)	(18,834)	(17,865)	(94.9)
Impact of bad debt reserve adjustments (2)	5,717	33,473	(27,756)	(82.9)

Operating expenses adjusted for Certain Items (Non-GAAP)	$2,467,512	$1,866,437	$601,075	32.2%

Operating income (GAAP)	$495,729	$235,917	$259,812	110.1%
Impact of inventory valuation adjustment (6)	29,550	—	29,550	NM
Impact of restructuring and transformational project costs (4) (7)	19,171	34,953	(15,782)	(45.2)
Impact of acquisition-related costs (1) (5) (8)	36,699	18,834	17,865	94.9
Impact of bad debt reserve adjustments (2)	(5,717)	(33,473)	27,756	82.9

Operating income adjusted for Certain Items (Non-GAAP)	$575,432	$256,231	$319,201	124.6%

(1)	Fiscal 2022 includes intangible amortization expense and acquisition costs.
(2)	Fiscal 2022 and fiscal 2021 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring and facility closure costs primarily in Europe.
(5)	Represents intangible amortization expense.
(6)	Represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(7)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(8)	Represents due diligence costs.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Segment Results

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items on Applicable Segments

(Dollars in Thousands)

	39-Week Period Ended Apr. 2, 2022	39-Week Period Ended Mar. 27, 2021	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$35,107,281	$24,205,917	$10,901,364	45.0%
Gross profit (GAAP)	6,594,477	4,793,866	1,800,611	37.6%
Gross margin (GAAP)	18.78%	19.80%		-102 bps

Operating expenses (GAAP)	$4,373,665	$3,174,704	$1,198,961	37.8%
Impact of restructuring and transformational project costs	(383)	(4,010)	3,627	90.4
Impact of acquisition-related costs (1)	(25,382)	—	(25,382)	NM
Impact of bad debt reserve adjustments (2)	16,729	123,225	(106,496)	(86.4)

Operating expenses adjusted for Certain Items (Non-GAAP)	$4,364,629	$3,293,919	$1,070,710	32.5%

Operating income (GAAP)	$2,220,812	$1,619,162	$601,650	37.2%
Impact of restructuring and transformational project costs	383	4,010	(3,627)	(90.4)
Impact of acquisition-related costs (1)	25,382	—	25,382	NM
Impact of bad debt reserve adjustments (2)	(16,729)	(123,225)	106,496	86.4

Operating income adjusted for Certain Items (Non-GAAP)	$2,229,848	$1,499,947	$729,901	48.7%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$8,535,608	$5,854,608	$2,681,000	45.8%
Impact of currency fluctuations (3)	(71,779)	—	(71,779)	(1.2)

Comparable sales using a constant currency basis (Non-GAAP)	$8,463,829	$5,854,608	$2,609,221	44.6%

Gross profit (GAAP)	$1,725,306	$1,149,438	$575,868	50.1%
Impact of currency fluctuations (3)	(6,413)	—	(6,413)	(0.6)

Comparable gross profit using a constant currency basis (Non-GAAP)	$1,718,893	$1,149,438	$569,455	49.5%

Gross margin (GAAP)	20.21%	19.63%		58 bps
Impact of currency fluctuations (3)	0.10	—		10 bps

Comparable gross margin using a constant currency basis (Non-GAAP)	20.31%	19.63%		68 bps

Operating expenses (GAAP)	$1,670,125	$1,351,411	$318,714	23.6%
Impact of restructuring and transformational project costs (4)	(30,426)	(52,033)	21,607	41.5
Impact of acquisition-related costs (5)	(55,273)	(54,714)	(559)	(1.0)
Impact of bad debt reserve adjustments (2)	2,488	33,583	(31,095)	(92.6)

Operating expenses adjusted for Certain Items (Non-GAAP)	1,586,914	1,278,247	308,667	24.1
Impact of currency fluctuations (3)	(4,164)	—	(4,164)	(0.3)

Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$1,582,750	$1,278,247	$304,503	23.8%

Operating income (loss) (GAAP)	$55,181	$(201,973)	$257,154	127.3%
Impact of restructuring and transformational project costs (4)	30,426	52,033	(21,607)	(41.5)
Impact of acquisition-related costs (5)	55,273	54,714	559	1.0
Impact of bad debt reserve adjustments (2)	(2,488)	(33,583)	31,095	92.6

Operating income (loss) adjusted for Certain Items (Non-GAAP)	138,392	(128,809)	267,201	207.4
Impact of currency fluctuations (3)	(2,249)	—	(2,249)	NM

Comparable operating income (loss) adjusted for Certain Items using a constant currency basis (Non-GAAP)	$136,143	$(128,809)	$264,952	205.7%

SYGMA
Sales (GAAP)	$5,270,193	$4,625,244	$644,949	13.9%
Gross profit (GAAP)	422,354	394,318	28,036	7.1%
Gross margin (GAAP)	8.01%	8.53%		-52 bps
Operating expenses (GAAP)	$427,168	$358,361	$68,807	19.2%
Impact of restructuring and transformational project costs	—	(7)	7	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$427,168	$358,354	$68,814	19.2%

Operating (loss) income (GAAP)	$(4,814)	$35,957	$(40,771)	(113.4)%
Impact of restructuring and transformational project costs	—	7	(7)	NM

Operating (loss) income adjusted for Certain Items (Non-GAAP)	$(4,814)	$35,964	$(40,778)	(113.4)%

OTHER
Sales (GAAP)	$765,806	$475,181	$290,625	61.2%
Gross profit (GAAP)	169,227	114,108	55,119	48.3%
Gross margin (GAAP)	22.10%	24.01%		-191 bps
Operating expenses (GAAP)	$166,560	$109,247	$57,313	52.5%
Impact of bad debt reserve adjustments (2)	(1)	5,564	(5,565)	(100.0)

Operating expenses adjusted for Certain Items (Non-GAAP)	$166,559	$114,811	$51,748	45.1%

Operating (loss) income (GAAP)	$2,667	$4,861	$(2,194)	(45.1)%
Impact of bad debt reserve adjustments (2)	1	(5,564)	5,565	100.0

Operating (loss) income adjusted for Certain Items (Non-GAAP)	$2,668	$(703)	$3,371	NM

GLOBAL SUPPORT CENTER
Gross loss (GAAP)	$(35,112)	$(10,759)	$(24,353)	(226.4)%
Impact of inventory valuation adjustment (6)	29,550	—	29,550	NM

Comparable gross profit (loss) adjusted for Certain Items (Non-GAAP)	$(5,562)	$(10,759)	$5,197	48.3%

Operating expenses (GAAP)	$666,414	$579,690	$86,724	15.0%
Impact of restructuring and transformational project costs (7)	(39,249)	(39,028)	(221)	(0.6)
Impact of acquisition-related costs (8)	(22,794)	—	(22,794)	NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$604,371	$540,662	$63,709	11.8%

Operating loss (GAAP)	$(701,526)	$(590,449)	$(111,077)	(18.8)%
Impact of inventory valuation adjustment (6)	29,550	—	29,550	NM
Impact of restructuring and transformational project costs (7)	39,249	39,028	221	0.6
Impact of acquisition-related costs (8)	22,794	—	22,794	NM

Operating loss adjusted for Certain Items (Non-GAAP)	$(609,933)	$(551,421)	$(58,512)	(10.6)%

TOTAL SYSCO
Sales (GAAP)	$49,678,888	$35,160,950	$14,517,938	41.3%
Gross profit (GAAP)	8,876,252	6,440,971	2,435,281	37.8%
Gross margin (GAAP)	17.87%	18.32%		-45 bps

Operating expenses (GAAP)	$7,303,932	$5,573,413	$1,730,519	31.0%
Impact of restructuring and transformational project costs (4) (7)	(70,058)	(95,078)	25,020	26.3
Impact of acquisition-related costs (1) (5) (8)	(103,449)	(54,714)	(48,735)	(89.1)
Impact of bad debt reserve adjustments (2)	19,216	162,372	(143,156)	(88.2)

Operating expenses adjusted for Certain Items (Non-GAAP)	$7,149,641	$5,585,993	$1,563,648	28.0%

Operating income (GAAP)	$1,572,320	$867,558	$704,762	81.2%
Impact of inventory valuation adjustment (6)	29,550	—	29,550	NM
Impact of restructuring and transformational project costs (4) (7)	70,058	95,078	(25,020)	(26.3)
Impact of acquisition-related costs (1) (5) (8)	103,449	54,714	48,735	89.1
Impact of bad debt reserve adjustments (2)	(19,216)	(162,372)	143,156	88.2

Operating income adjusted for Certain Items (Non-GAAP)	$1,756,161	$854,978	$901,183	105.4%

(1)	Fiscal 2022 includes intangible amortization expense and acquisition costs.
(2)	Fiscal 2022 and fiscal 2021 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring, severance and facility closure costs primarily in Europe.
(5)	Represents intangible amortization expense.
(6)	Represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(7)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(8)	Represents due diligence costs.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Free Cash Flow

(In Thousands)

Free cash flow represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Sysco considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases and sales of buildings, fleet, equipment and technology, which may potentially be used to pay for, among other things, strategic uses of cash including dividend payments, share repurchases and acquisitions. However, free cash flow may not be available for discretionary expenditures, as it may be necessary that we use it to make mandatory debt service or other payments. Free cash flow should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s liquidity for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the table that follows, free cash flow for each period presented is reconciled to net cash provided by operating activities.

	39-Week Period Ended Apr. 2, 2022	39-Week Period Ended Mar. 27, 2021	39-Week Period Change in Dollars
Net cash provided by operating activities (GAAP)	$745,871	$1,479,784	$(733,913)
Additions to plant and equipment	(327,535)	(251,167)	(76,368)
Proceeds from sales of plant and equipment	15,946	19,308	(3,362)

Free Cash Flow (Non-GAAP)	$434,282	$1,247,925	$(813,643)

	39-Week Period Ended Apr. 2, 2022	39-Week Period Ended Mar. 30, 2019	39-Week Period Change in Dollars
Net cash provided by operating activities (GAAP)	$745,871	$1,365,225	$(619,354)
Additions to plant and equipment	(327,535)	(382,905)	55,370
Proceeds from sales of plant and equipment	15,946	16,383	(437)

Free Cash Flow (Non-GAAP)	$434,282	$998,703	$(564,421)

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

(Dollars in Thousands)

EBITDA represents net earnings (loss) plus (i) interest expense, (ii) income tax expense and benefit, (iii) depreciation and (iv) amortization. The net earnings (loss) component of our EBITDA calculation is impacted by Certain Items that we do not consider representative of our underlying performance. As a result, in the non-GAAP reconciliations below for each period presented, adjusted EBITDA is computed as EBITDA plus the impact of Certain Items, excluding Certain items related to interest expense, income taxes, depreciation and amortization. Sysco’s management considers growth in this metric to be a measure of overall financial performance that provides useful information to management and investors about the profitability of the business, as it facilitates comparison of performance on a consistent basis from period to period by providing a measurement of recurring factors and trends affecting our business. Additionally, it is a commonly used component metric used to inform on capital structure decisions. Adjusted EBITDA should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s financial performance for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the tables that follow, adjusted EBITDA for each period presented is reconciled to net earnings.

	13-Week Period Ended Apr. 2, 2022	13-Week Period Ended Mar. 27, 2021	Change in Dollars	% Change
Net earnings (GAAP)	$303,325	$88,927	$214,398	241.1%
Interest (GAAP)	124,018	145,773	(21,755)	(14.9)
Income taxes (GAAP)	82,163	13,925	68,238	NM
Depreciation and amortization (GAAP)	193,843	177,139	16,704	9.4

EBITDA (Non-GAAP)	$703,349	$425,764	$277,585	65.2%
Certain Item adjustments:
Impact of inventory valuation adjustment (1)	29,550	—	29,550	NM
Impact of restructuring and transformational project costs (2)	18,746	34,301	(15,555)	(45.3)
Impact of acquisition-related costs (3)	9,861	—	9,861	NM
Impact of bad debt reserve adjustments (4)	(5,717)	(33,473)	27,756	82.9
Impact of loss on sale of business	—	10,790	(10,790)	NM

EBITDA adjusted for Certain Items (Non-GAAP) (5)	$755,789	$437,382	$318,407	72.8%

(1)	Represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(2)

Fiscal 2022 and fiscal 2021 include charges related to restructuring, severance, and facility closures, as well as various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation.

(3)	Fiscal 2022 includes acquisition and due diligence costs.
(4)	Fiscal 2022 and fiscal 2021 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(5)

In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $2 million and $5 million for fiscal 2022 and fiscal 2021, respectively, or non-cash stock compensation expense of $30 million and $19 million in fiscal 2022 and fiscal 2021, respectively.

NM represents that the percentage change is not meaningful.

	13-Week Period Ended Apr. 2, 2022	13-Week Period Ended Mar. 30, 2019	Change in Dollars	% Change
Net earnings (GAAP)	$303,325	$440,083	$(136,758)	(31.1)%
Interest (GAAP)	124,018	94,514	29,504	31.2
Income taxes (GAAP)	82,163	(9,132)	91,295	NM
Depreciation and amortization (GAAP)	193,843	184,183	9,660	5.2

EBITDA (Non-GAAP)	$703,349	$709,648	$(6,299)	(0.9)%
Certain Item adjustments:
Impact of inventory valuation adjustment (1)	29,550	—	29,550	NM
Impact of restructuring and transformational project costs (2)	18,746	67,266	(48,520)	(72.1)
Impact of acquisition-related costs (3)	9,861	19	9,842	NM
Impact of bad debt reserve adjustments (4)	(5,717)	—	(5,717)	NM

EBITDA adjusted for Certain Items (Non-GAAP) (5)	$755,789	$776,933	$(21,144)	(2.7)%

(1)	Represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(2)

Fiscal 2022 and fiscal 2019 include charges related to restructuring, severance, and facility closures, as well as various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation.

(3)	Fiscal 2022 includes acquisition and due diligence costs. Fiscal 2019 represents acquisition costs.
(4)	Fiscal 2022 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(5)

In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $2 million and $5 million for fiscal 2022 and fiscal 2019, respectively, or non-cash stock compensation expense of $30 million and $24 million in fiscal 2022 and fiscal 2019, respectively.

NM represents that the percentage change is not meaningful.

	39-Week Period Ended Apr. 2, 2022	39-Week Period Ended Mar. 27, 2021	Change in Dollars	% Change
Net earnings (GAAP)	$848,779	$373,116	$475,663	127.5%
Interest (GAAP)	495,131	438,988	56,143	12.8
Income taxes (GAAP)	256,115	69,594	186,521	268.0
Depreciation and amortization (GAAP)	571,606	542,471	29,135	5.4

EBITDA (Non-GAAP)	$2,171,631	$1,424,169	$747,462	52.5%
Certain Item adjustments:
Impact of inventory valuation adjustment (1)	29,550	—	29,550	NM
Impact of restructuring and transformational project costs (2)	69,093	89,253	(20,160)	(22.6)
Impact of acquisition-related costs (3)	28,260	—	28,260	NM
Impact of bad debt reserve adjustments (4)	(19,216)	(162,372)	143,156	88.2
Impact of loss on sale of business	—	22,834	(22,834)	NM

EBITDA adjusted for Certain Items (Non-GAAP) (5)	$2,279,318	$1,373,884	$905,434	65.9%

(1)	Represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(2)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation.
(3)	Fiscal 2022 includes acquisition and due diligence costs.
(4)	Fiscal 2022 and fiscal 2021 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(5)

In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $5 million and $12 million or non-cash stock compensation expense of $91 million and $65 million for fiscal 2022 and fiscal 2021, respectively.

NM represents that the percentage change is not meaningful.

	39-Week Period Ended Apr. 2, 2022	39-Week Period Ended Mar. 30, 2019	Change in Dollars	% Change
Net earnings (GAAP)	$848,779	$1,138,505	$(289,726)	(25.4)%
Interest (GAAP)	495,131	270,643	224,488	82.9
Income taxes (GAAP)	256,115	185,023	71,092	38.4
Depreciation and amortization (GAAP)	571,606	576,596	(4,990)	(0.9)

EBITDA (Non-GAAP)	$2,171,631	$2,170,767	$864	0.04%
Certain Item adjustments:
Impact of inventory valuation adjustment (1)	29,550	—	29,550	NM
Impact of restructuring and transformational project costs (2)	69,093	215,051	(145,958)	(67.9)
Impact of acquisition-related costs (3)	28,260	824	$27,436	NM
Impact of bad debt reserve adjustments (4)	(19,216)	—	(19,216)	NM

EBITDA adjusted for Certain Items (Non-GAAP) (5)	$2,279,318	$2,386,642	$(107,324)	(4.5)%

(1)	Represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(2)

Fiscal 2022 and fiscal 2019 include charges related to restructuring, severance, and facility closures, as well as various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation.

(3)	Fiscal 2022 includes acquisition and due diligence costs. Fiscal 2019 represents acquisition costs.
(4)	Fiscal 2022 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(5)

In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $5 million and $4 million or non-cash stock compensation expense of $91 million and $78 million for fiscal 2022 and fiscal 2019, respectively.

NM represents that the percentage change is not meaningful.